SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 4, 2010 (March 4, 2010)
Republic Services, Inc.
(Exact name of registrant as specified in charter)
Delaware
(State or other jurisdiction of incorporation)

1-14267	65-0716904
(Commission File Number)	(IRS Employer Identification No.)

18500 North Allied Way
Phoenix, Arizona	85054
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (480) 627-2700
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On March 4, 2010, Republic Services, Inc. (the “Company”) completed the issuance and sale of $850 million of Senior Notes due 2020 (the “2020 Notes”) and $650 million of Senior Notes due 2040 (the “2040 Notes” and, together with the 2020 Notes, the “Notes”) in a previously announced private offering.
The net proceeds of this offering, less discounts and the Company’s expenses in connection with the offering, are approximately $1,486 million. From the net proceeds, the Company intends (i) to use $433.7 million to redeem the Company’s 6.125% Senior Notes due 2014 (of which $425 million is currently outstanding) on March 8, 2010, (ii) to retain an estimated $621.8 million as cash on hand to redeem the Company’s 7.25% Senior Notes due 2015 (of which $600 million is currently outstanding) on March 31, 2010, (iii) to use approximately $420.9 million to reduce amounts outstanding under the Company’s credit facilities, and (iv) to use the remainder for general corporate purposes.
The Notes were sold only to qualified institutional buyers in accordance with Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons, in reliance on Regulation S. The Notes are subject to restrictions on transfer and may only be offered or sold in transactions exempt from, or not subject to, the registration requirements of the Securities Act.
Indenture
The Notes were issued pursuant to the Indenture (the “Base Indenture”), dated as of November 25, 2009, by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture and the Third Supplemental Indenture (the “Supplemental Indentures” and, collectively with the Base Indenture, the “Indenture”), each dated as of March 4, 2010, by and among the Company, the guarantors named therein and the Trustee. Copies of the Supplemental Indentures are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
The Notes are general senior unsecured obligations of the Company and will mature on March 1, 2020 (in the case of the 2020 Notes) and March 1, 2040 (in the case of the 2040 Notes). Interest for the Notes is payable semi-annually on March 1 and September 1, beginning September 1, 2010. The Notes are guaranteed by each of the Company’s subsidiaries that also guarantee the Company’s revolving credit facility. These guarantees are general senior unsecured obligations of the subsidiary guarantors.
At the Company’s option, it may redeem some or all of the Notes, at any time or from time to time at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of any interest accrued to the redemption date) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate (as defined in the Indenture), plus 25 basis points (in the case of the 2020 Notes) or 30 basis points (in the case of the 2040 Notes). Additionally, if the Company experiences specific kinds of changes of control, each holder of the Notes will have the right to require the Company to purchase all or a portion of such holder’s Notes, at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest.
The Indenture provides for certain limitations on the Company’s ability and the ability of certain of its subsidiaries to (i) create liens on the capital stock or indebtedness of any principal subsidiary or certain property and (ii) enter into sale and leaseback transactions. Further, the Company may not consolidate, merge or sell substantially all of its assets as an entirety, unless, among other requirements: (i) the successor corporation assumes the Company’s obligations on the Notes and (ii) no Event of Default (as defined in the Indenture) has occurred and is continuing. Failure by the Company to pay when due any of its obligations or any of its principal subsidiaries’ obligations in the aggregate principal amount of at least $25 million that continues for 25 days after notice to the Company by the Trustee or holders of at least 25% in principal amount of the Notes then outstanding constitutes a default under the Indenture.
Registration Rights Agreement
In addition, on March 4, 2010, the Company entered into a Registration Rights Agreement with the guarantors named therein and Banc of America Securities LLC, Barclays Capital Inc., J.P. Morgan Securities Inc. and UBS Securities LLC, as representatives of the several initial purchasers named therein. A copy of the Registration Rights Agreement is filed as Exhibit 4.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Under the Registration Rights Agreement, the Company agreed to use its reasonable best efforts to cause to become effective a registration statement with respect to an offer to exchange each series of the Notes for freely tradable notes issued by the Company, that are registered with the Securities and Exchange Commission and that have terms substantially identical in all material respects to the applicable series Notes exchanged. If the Company is unable to effect the exchange offer and in other limited circumstances, the Company agreed to use its reasonable best efforts to file and cause to become effective a shelf registration statement relating to resales of the Notes. The Company will be obligated to pay additional interest on the Notes if it does not complete the exchange offer not later than November 25, 2010, or in certain other circumstances if the Company is required to file a shelf registration statement.
The descriptions and provisions of the Base Indenture, the Supplemental Indentures and the Registration Rights Agreement set forth above are summaries only, are not necessarily complete, and are qualified in their entirety by reference to the full and complete terms contained in the Base Indenture, the Supplemental Indentures and the Registration Rights Agreement, copies of which are attached as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to purchase the Notes.
ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
The information under Item 1.01 is incorporated herein by reference.
     ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits

Exhibit No.	Description

4.1	Second Supplemental Indenture, dated as of March 4, 2010, by and among the Company, the guarantors named therein and U.S. Bank National Association, as trustee.

4.2	Third Supplemental Indenture, dated as of March 4, 2010, by and among the Company, the guarantors named therein and U.S. Bank National Association, as trustee.

4.3	Registration Rights Agreement, dated as of March 4, 2010, by and among the Company, the guarantors named therein and Banc of America Securities LLC, Barclays Capital Inc., J.P. Morgan Securities Inc. and UBS Securities LLC, as representatives of the several initial purchasers named therein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 4, 2010

REPUBLIC SERVICES, INC.

By:	/s/ Tod C. Holmes
Tod C. Holmes
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

By:	/s/ Charles F. Serianni
Charles F. Serianni
Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)